Exhibit 99.1
Phreesia Announces Fourth Quarter Fiscal 2026 Results
ALL-REMOTE COMPANY/WILMINGTON, Del. – March 30, 2026 – Phreesia, Inc. (NYSE: PHR) (“Phreesia” or the "Company") announced financial results today for the fiscal fourth quarter and fiscal year ended January 31, 2026.
"We achieved several critical financial milestones ahead of our internal targets, including achieving positive GAAP net income ($2.3 million) and crossing $100 million of Adjusted EBITDA1 and $50 million of free cash flow2 ($78.8 million net cash from operating activities) for fiscal year 2026," said CEO and Co-Founder Chaim Indig.
Please visit the Phreesia investor relations website at ir.phreesia.com to view the Company's Q4 Fiscal 2026 Stakeholder Letter.
Fiscal Fourth Quarter Ended January 31, 2026 Highlights
•Total revenue was $127.1 million in the quarter, up 16% year-over-year.
•Average number of healthcare services clients ("AHSCs") was 4,658 in the quarter, up 7% year-over-year.
•Total revenue per AHSC was $27,279 in the quarter, up 8% year-over-year. See "Key Metrics" below for additional information.
•Net income was $1.3 million in the quarter, as compared to net loss of $6.4 million in the same period in the prior year.
•Adjusted EBITDA1 was $29.4 million in the quarter, as compared to $16.4 million in the same period in the prior year.
•Net cash provided by operating activities was $33.7 million in the quarter, as compared to $16.3 million in the same period in the prior year.
•Free cash flow2 was $28.5 million in the quarter, as compared to $9.2 million in the same period in the prior year.
•Cash, cash equivalents and restricted cash as of January 31, 2026 was $73.8 million, down $32.5 million from October 31, 2025.
Fiscal Year Ended January 31, 2026 Highlights
•Total revenue was $480.6 million in fiscal 2026, up 14% year-over-year.
•AHSCs were 4,514 in fiscal 2026, up 7% year-over-year.
•Total revenue per AHSC was $106,467 in fiscal 2026, up 7% year-over-year. See "Key Metrics" below for additional information.
•Net income was $2.3 million in fiscal 2026, as compared to net loss of $58.5 million in fiscal year 2025.
•Adjusted EBITDA1 was $101.5 million in fiscal 2026, as compared to $36.8 million in fiscal 2025.
•Net cash provided by operating activities was $78.8 million in fiscal 2026, as compared to $32.4 million in fiscal 2025.
•Free cash flow2 was $54.4 million in fiscal 2026, as compared to $8.3 million in fiscal 2025.
•Cash, cash equivalents and restricted cash as of January 31, 2026 was $73.8 million, down from $84.2 million as of January 31, 2025.
1 Adjusted EBITDA is a non-GAAP measure. We calculate Adjusted EBITDA as net income or loss before interest expense, interest income, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, other income, net and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs. The calculation of Adjusted EBITDA was updated beginning in Q3 of fiscal 2026 to include an adjustment for acquisition-related costs. Prior periods have not been retroactively adjusted. See “Non-GAAP Financial Measures” for more information and a reconciliation of Adjusted EBITDA to the closest GAAP measure.
2 Free cash flow is a non-GAAP measure. We calculate free cash flow as net cash (used in) provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment. See the "Non-GAAP Financial Measures" section for a reconciliation of free cash flow to the closest GAAP measure.

AccessOne Acquisition
On November 12, 2025 (the “Closing Date”), we completed the acquisition (the “AccessOne Acquisition”) of AccessOne Parent Holdings, Inc. and its subsidiaries (collectively, “AccessOne”) for consideration transferred of approximately $164 million, including post-closing adjustments. The AccessOne Acquisition expands our addressable market for healthcare payments. Our payment solutions now offer healthcare providers a trusted, scalable, compliant and operationally efficient healthcare payment card that accelerates cash flow.
The purchase price was funded with a combination of cash and the net proceeds from a new, 364-day $110 million secured term loan (the “Bridge Loan”) entered into on the Closing Date.
Also on the Closing Date, we entered into an amendment (the “Credit Facility Amendment”) to our senior ABL facility with Capital One, National Association (as amended, the “Existing Capital One Credit Facility”). The Credit Facility Amendment amended the covenant limiting acquisitions to permit the acquisition of AccessOne, amended the covenant limiting additional indebtedness to accommodate the Bridge Loan, and amended the security interest supporting the Existing Capital One Credit Facility to permit the security interests granted in connection with the Bridge Loan. The amendment included further changes to sections governing mandatory and voluntary prepayments, negative covenants and events of default to accommodate the existence of the Bridge Loan.
For more information regarding the AccessOne Acquisition, the Bridge Loan and the Credit Facility Amendment, please see our Current Reports on Form 8-K filed with the SEC on September 4, 2025 and November 12, 2025.
New Capital One Credit Facility and Refinancing
On March 13, 2026, subsequent to the end of the fiscal year, we completed a refinancing pursuant to which we repaid all outstanding indebtedness and obligations under the Bridge Loan with $92 million of borrowings from a new 5-year, $275 million senior secured revolving credit facility (the "New Capital One Credit Facility") maturing on March 13, 2031. The New Capital One Credit Facility also replaces the Existing Capital One Credit Facility, which had no outstanding borrowings and was terminated on the same date. The unused borrowing capacity on New Capital One Credit Facility is available to the Company for working capital, capital expenditures, permitted acquisitions and general corporate purposes.
For more information regarding the New Capital One Credit Facility and the termination of the Bridge Loan and the Existing Capital One Credit Facility, please see our Current Report on Form 8-K filed with the SEC on March 16, 2026.
Fiscal 2027 Outlook
We are lowering our revenue outlook for fiscal 2027. We expect revenue to be in the range of $510 million to $520 million from a previous range of $545 million to $559 million. As we discussed on our last earnings call in December 2025, we are experiencing shorter visibility into spending commitments by certain pharmaceutical manufacturers. As we enter fiscal 2027, network solutions clients are committing lower spend levels for the second half of fiscal 2027 than we had anticipated last December. Certain clients are committing fewer dollars due to brand-specific dynamics including the impact of regulatory policies. Though we do not believe these developments are signaling a structural shift in demand for Phreesia's solutions, there is now more variability in our internal network solutions revenue forecasting, particularly in the second half of each fiscal year. Our visibility into revenue across the other parts of our business is generally consistent with our views in December 2025. The revenue range provided for fiscal 2027 assumes approximately $37 million of contribution from AccessOne and no additional revenue from potential future acquisitions completed between now and January 31, 2027.
We are maintaining our Adjusted EBITDA outlook for fiscal 2027. We expect Adjusted EBITDA to be in the range of $125 million to $135 million. Our Adjusted EBITDA outlook implies that we will absorb much of the reduction in our revenue outlook. In addition to our continued confidence in the operating leverage embedded in our model, we have more recently identified significant opportunities to reduce our reliance on manual processes across Phreesia through the adoption of artificial intelligence. Initially, we expect to see efficiencies in our utilization of outsourced resources. We continue to expect improvement in operating leverage across the Company through a focus on efficiency.
We are maintaining our expectation for AHSC growth in the mid-single-digit percentage range, and we are lowering our outlook for total revenue per AHSC to the low-single-digit percentage range for fiscal 2027, compared to low double-digit growth previously.
We believe our cash and cash equivalents and cash generated in our normal operations will be sufficient to reach our fiscal 2027 outlook and meet our obligations. As of January 31, 2026 we had $90 million outstanding under the Bridge Loan and no borrowings outstanding under the Existing Capital One Credit Facility.
Non-GAAP3 Financial Measures
We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and income tax (benefit) expense, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For further information regarding the non-GAAP financial measures included in this press release, including a reconciliation of GAAP to non-GAAP financial measures and an explanation of these measures, please see “Non-GAAP Financial Measures” below.
Available Information
We intend to use our Company website (including our Investor Relations website) as well as our Facebook, X, LinkedIn and Instagram accounts as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operating performance, including our revenue, operating leverage, Adjusted EBITDA and cash flows; our expectations regarding demand for our solutions and visibility into future revenue; our expectations regarding improvement in operating leverage across the Company through a focus on efficiency; the expected results of the AccessOne Acquisition discussed herein, including anticipated additional revenue, Adjusted EBITDA and AHSCs; our ability to finance our plans to achieve our fiscal 2027 outlook with our current cash balance and cash generated in the normal course of business; and our outlook for fiscal 2027, including our expectations regarding revenue, Adjusted EBITDA, AHSCs and Total revenue per AHSC; and our growth strategies for the AccessOne business, our ability to offer the AccessOne solution to additional clients and our plans to augment our access to capital. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the ability to integrate operations or realize any operational or corporate synergies and other benefits from the AccessOne Acquisition; the competitive environment in which we operate; our ability to comply with the covenants in the New Capital One Credit Facility; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and
3 GAAP is defined as generally accepted accounting principles in the United States.

addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; and difficulties in integrating our acquisitions and investments; artificial intelligence that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data, increasing our regulatory and compliance burden and increasing competition; and other general, market, political, economic and business conditions (including from the results of the U.S. federal government, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 that will be filed with the SEC following this press release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures, with the exception of our Adjusted EBITDA outlook for the reasons described above.
Conference Call Information
We will hold a conference call on Monday, March 30, 2026, at 5:00 p.m. Eastern Time to review our 2026 fiscal fourth quarter and fiscal 2026 financial results. To participate in our live conference call and webcast, please dial (800) 715-9871 (or (646) 307-1963 for international participants) using conference code number 7404611 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Phreesia
Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled more than 180 million patient visits in 2025—1 in 6 visits across the U.S. This scale allows Phreesia to make meaningful impact across the healthcare ecosystem. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives operational efficiency and improves healthcare outcomes. To learn more, visit phreesia.com.
Investor Relations Contact:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Media Contact:
Nicole Gist
Phreesia, Inc.
nicole.gist@phreesia.com
(407) 760-6274

Phreesia, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	January 31, 2026	January 31, 2025
	(Unaudited)
Assets
Current:
Cash, cash equivalents, and restricted cash (including restricted cash of $1,691)	$73,830	$84,220
Settlement assets	32,999	29,176
Accounts receivable, net of allowance for doubtful accounts of $1,523 and $1,468 as of January 31, 2026 and 2025, respectively	97,453	73,617
Cardholder receivables	38,330	—
Deferred purchase price receivables	18,003	—
Accrued interest and fees receivables	840	—
Deferred contract acquisition costs	410	401
Prepaid expenses and other current assets	17,978	15,871
Total current assets	279,843	203,285
Property and equipment, net of accumulated depreciation and amortization of $94,193 and $84,505 as of January 31, 2026 and 2025, respectively	20,332	23,651
Capitalized internal-use software, net of accumulated amortization of $69,390 and $55,991 as of January 31, 2026 and 2025, respectively	54,270	52,763
Operating lease right-of-use assets	2,002	1,477
Deferred contract acquisition costs	338	583
Intangible assets, net of accumulated amortization of $13,489 and $8,407 as of January 31, 2026 and 2025, respectively	79,761	28,143
Goodwill	170,064	75,845
Deferred tax assets	1,593	—
Other assets	2,442	2,668
Long-term cardholder receivables	47,723	—
Long-term deferred purchase price receivables	5,422	—
Total Assets	$663,790	$388,415
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$32,999	$29,176
Current portion of debt and finance lease liabilities	7,971	8,043
Current portion of operating lease liabilities	1,254	964
Accounts payable	11,477	5,622
Accrued expenses	41,257	37,460
Due to healthcare providers	38,056	—
Deferred revenue	49,522	32,758
Other current liabilities	705	—
Total current liabilities	183,241	114,023
Long-term debt and finance lease liabilities	92,117	8,150
Operating lease liabilities, non-current	1,107	646
Long-term due to healthcare providers	45,329	—
Long-term deferred revenue	244	119
Long-term deferred tax liabilities	4,498	484
Other long-term liabilities	47	185
Total Liabilities	326,583	123,607
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, undesignated, $0.01 par value—20,000,000 shares authorized as of both January 31, 2026 and 2025; no shares issued or outstanding as of January 31, 2026 and 2025, respectively	—	—
Common stock, $0.01 par value—500,000,000 shares authorized as of both January 31, 2026 and 2025; 62,020,186 and 60,083,444 shares issued as of January 31, 2026 and 2025, respectively	620	601
Additional paid-in capital	1,181,679	1,111,274
Accumulated deficit	(799,190)	(801,496)
Accumulated other comprehensive loss	(382)	(51)
Treasury stock, at cost, 1,355,169 shares as of both January 31, 2026 and 2025	(45,520)	(45,520)
Total Stockholders’ Equity	337,207	264,808
Total Liabilities and Stockholders’ Equity	$663,790	$388,415

Phreesia, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Revenue:
Subscription and related services	$55,924	$51,793	$219,461	$196,510
Payment solutions(1)	35,720	24,676	121,459	101,740
Network solutions	35,423	33,212	139,671	121,563
Total revenues	127,067	109,681	480,591	419,813
Expenses:
Cost of revenue (excluding depreciation and amortization)	18,992	16,507	71,365	66,227
Payment solutions expense(1)	21,398	17,059	82,758	68,707
Sales and marketing	24,656	28,863	100,243	121,129
Research and development	30,925	29,626	121,481	117,364
General and administrative	26,965	18,415	79,903	76,597
Depreciation	3,508	3,172	12,972	14,183
Amortization	6,180	3,651	18,481	13,703
Total expenses	132,624	117,293	487,203	477,910
Operating loss	(5,557)	(7,612)	(6,612)	(58,097)
Other income, net	1,273	2,217	2,953	1,956
Loss on extinguishment of debt	(501)	—	(501)	—
Interest expense	(5,807)	(586)	(6,953)	(2,347)
Interest income	269	605	2,173	2,677
Total other (expense) income, net	(4,766)	2,236	(2,328)	2,286
Loss before income tax expense	(10,323)	(5,376)	(8,940)	(55,811)
Income tax benefit (expense)	11,618	(1,014)	11,246	(2,716)
Net income (loss)	$1,295	$(6,390)	$2,306	$(58,527)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.11)	$0.04	$(1.02)
Diluted	$0.02	$(0.11)	$0.04	$(1.02)
Weighted-average common shares outstanding:
Basic	60,403,906	58,277,812	59,737,915	57,589,687
Diluted	61,496,901	58,277,812	61,494,878	57,589,687
(1) The revenue line previously labeled “Payment processing fees” has been relabeled “Payment solutions” to reflect the expanded scope of our payments offerings following the AccessOne Acquisition, which closed on November 12, 2025. “Payment solutions” includes all revenue previously presented as “Payment processing fees” and all revenue from the operations acquired in the AccessOne Acquisition. Additionally, “Payment processing expense” has been relabeled “Payment solutions expense” and includes all expenses previously presented as “Payment processing expense” and direct costs of revenue related to the operations acquired in the AccessOne Acquisition. Prior period amounts have not been reclassified, as the Company did not own the acquired operations in prior periods and the change in presentation did not affect any previously reported amounts.

Phreesia, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(in thousands)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Net income (loss)	$1,295	$(6,390)	$2,306	$(58,527)
Other comprehensive loss:
Net change in unrealized gains (losses) on cash flow hedges	92	—	(133)	—
Change in foreign currency translation adjustments	(114)	(46)	(198)	(51)
Other comprehensive loss	(22)	(46)	(331)	(51)
Comprehensive income (loss)	$1,273	$(6,436)	$1,975	$(58,578)

Phreesia, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Operating activities:
Net income (loss)	$1,295	$(6,390)	$2,306	$(58,527)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,688	6,823	31,453	27,886
Stock-based compensation expense	18,038	17,162	67,452	66,975
Amortization of deferred financing costs and debt discount	2,792	62	2,977	236
Loss on extinguishment of debt	501	—	501	—
Non-cash gain on settlement	—	(2,345)	—	(2,345)
Cost of Phreesia hardware purchased by customers	194	625	1,022	1,873
Deferred contract acquisition costs amortization	107	109	570	1,815
Non-cash operating lease expense	257	179	914	747
Deferred taxes	(11,830)	38	(13,271)	214
Unrealized gains and losses for fair value option	(1,020)	—	(1,020)	—
Changes in operating assets and liabilities:
Accounts receivable	(8,632)	(2,254)	(23,397)	(8,812)
Collections of principal on receivables originally held for sale to securitization	13,691	—	13,691	—
Accrued Interest Receivable	(446)	—	(446)	—
Prepaid expenses and other assets	3,475	(5,713)	(1,393)	(1,427)
Deferred contract acquisition costs	17	(280)	(334)	(1,045)
Accounts payable	3,629	(8,432)	5,261	(3,234)
Accrued expenses and other liabilities	8,526	6,384	2,894	182
Payment of due to provider for receivables originally held for sale to securitization	(17,588)	—	(17,588)	—
Lease liabilities	(375)	(202)	(1,107)	(824)
Deferred revenue	11,343	10,490	8,329	8,667
Net cash provided by operating activities	33,662	16,256	78,814	32,381
Investing activities:
Collections of cardholder receivables held for investment and deferred purchase price	15,709	—	15,709	—
Acquisitions, net of cash acquired	(153,191)	—	(153,191)	—
Capitalized internal-use software	(2,578)	(4,268)	(13,296)	(15,380)
Purchases of property and equipment	(2,559)	(2,790)	(11,101)	(8,709)
Net cash used in investing activities	(142,619)	(7,058)	(161,879)	(24,089)
Financing activities:
Proceeds from issuance of common stock upon exercise of stock options	374	429	1,454	1,012
Proceeds from employee stock purchase plan	396	475	2,371	2,918
Finance lease payments	(1,156)	(2,641)	(6,825)	(7,811)
Principal payments on financing agreements	(346)	(311)	(1,330)	(1,199)
Debt issuance costs and loan facility fee payments	(3,134)	—	(3,190)	(152)
Financing payments of acquisition-related liabilities	—	(4,581)	—	(6,254)
Proceeds from debt instruments	110,000	—	110,000	—
Principal payments on debt instruments	(20,000)	—	(20,000)	—
Payments due to provider for unfunded receivables	(9,629)	—	(9,629)	—
Net cash provided by (used in) financing activities	76,505	(6,629)	72,851	(11,486)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(89)	(89)	(176)	(106)
Net (decrease) increase in cash, cash equivalents and restricted cash	(32,541)	2,480	(10,390)	(3,300)
Cash and cash equivalents—beginning of period	106,371	81,740	84,220	87,520
Cash, cash equivalents and restricted cash—end of period	$73,830	$84,220	$73,830	$84,220

Supplemental information of non-cash investing and financing information:
Non-cash activity related to credit card receivables and deferred purchase price	$17,585	$—	$17,585	$—
Right of use assets acquired in exchange for operating lease liabilities	$—	$—	$—	$1,958
Property and equipment acquisitions through finance leases	$—	$—	$—	$13,709
Purchase of property and equipment and capitalized software included in accounts payable and accrued liabilities	$1,975	$1,787	$1,975	$1,787
Capitalized stock-based compensation	$322	$356	$1,286	$1,362
Issuance of stock to settle liabilities for stock-based compensation	$990	$1,213	$12,724	$11,892
Cash paid for:
Interest	$721	$735	$1,614	$2,194
Income taxes	$249	$509	$1,897	$3,068
Non-GAAP Financial Measures
This press release and statements made during the above-referenced webcast may include certain non-GAAP financial measures as defined by SEC rules.
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We calculate Adjusted EBITDA as net income or loss before interest expense, interest income, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, other income, net and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs.
The calculation of Adjusted EBITDA was updated beginning in the three months ended October 31, 2025 to include an adjustment for acquisition-related costs, which consist primarily of legal, advisory and other professional fees and integration costs related to acquisitions. Management believes adjusting for these acquisition-related costs provides investors with a more consistent period-to-period comparison of our core operating performance and trends. For periods prior to the three months ended October 31, 2025, the calculation of Adjusted EBITDA did not adjust for acquisition-related costs, and prior periods have not been retroactively adjusted.
We have provided below a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We have also presented Adjusted EBITDA in this press release and our Annual Report on Form 10-K to be filed after this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and income tax (benefit) expense, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).
Our use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; (4) loss on extinguishment of debt; (5) interest expense; (6) interest income; (7) other income, net; or (8) certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and our GAAP financial results.
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods indicated:
Phreesia, Inc.
Adjusted EBITDA
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$1,295	$(6,390)	$2,306	$(58,527)
Interest expense	5,807	586	6,953	2,347
Interest income	(269)	(605)	(2,173)	(2,677)
Income tax (benefit) expense	(11,618)	1,014	(11,246)	2,716
Depreciation and amortization	9,688	6,823	31,453	27,886
Stock-based compensation expense	18,038	17,162	67,452	66,975
Loss on extinguishment of debt	501	—	501	—
Other income, net	(1,273)	(2,217)	(2,953)	(1,956)
Other items affecting comparability(1)	7,250	—	9,223	—
Adjusted EBITDA	$29,419	$16,373	$101,516	$36,764
(1) For the three months and year ended January 31, 2026, consisted of legal, advisory and other professional fees and integration costs related to the AccessOne Acquisition.
We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment.
Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic investments, partnerships and acquisitions and strengthening our financial position.
The following table presents a reconciliation of free cash flow from net cash provided by operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated:

Phreesia, Inc.
Free cash flow
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$33,662	$16,256	$78,814	$32,381
Less:
Capitalized internal-use software	(2,578)	(4,268)	(13,296)	(15,380)
Purchases of property and equipment	(2,559)	(2,790)	(11,101)	(8,709)
Free cash flow	$28,525	$9,198	$54,417	$8,292

Phreesia, Inc.
Supplementary Information
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2026	2025	2026	2025
GAAP operating expenses
General and administrative	$26,965	$18,415	$79,903	$76,597
Sales and marketing	24,656	28,863	100,243	121,129
Research and development	30,925	29,626	121,481	117,364
Cost of revenue (excluding depreciation and amortization)	18,992	16,507	71,365	66,227
	$101,538	$93,411	$372,992	$381,317
Stock compensation included in GAAP operating expenses
General and administrative	$7,144	$6,301	$26,337	$24,835
Sales and marketing	5,447	5,456	20,170	21,956
Research and development	4,483	4,213	17,014	15,262
Cost of revenue (excluding depreciation and amortization)	964	1,192	3,931	4,922
	$18,038	$17,162	$67,452	$66,975
Acquisition-related costs included in GAAP operating expenses
General and administrative	$7,250	$—	$9,223	$—
Phreesia, Inc.
Key Metrics
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Average number of healthcare services clients ("AHSCs")	4,658	4,341	4,514	4,203
Total revenue per AHSC	$27,279	$25,266	$106,467	$99,884
The definitions of our key metrics are presented below.
•AHSCs. We define AHSCs as the average number of clients that generate subscription and related services or payment solutions revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. We believe growth in AHSCs is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our solutions to healthcare services organizations that are not yet clients. We believe growth in AHSCs provides useful information to investors as an important indicator of expected revenue growth. In addition, growth in AHSCs informs our management of the areas of our business that will require further investment to support expected future AHSC growth. For example, as AHSCs increase, we may need to add to our customer support team and invest to maintain effectiveness and performance of our solutions for our healthcare services clients and their patients.
•Total revenue per AHSC. We define total revenue per AHSC as total revenue in a given period divided by the number of AHSCs during that same period. Our healthcare services clients directly generate subscription and related services and payment solutions revenue. Additionally, our relationships with healthcare services clients who subscribe to our solutions give us the opportunity to engage with life sciences companies, government entities, patient advocacy, public interest and not-for-profit and other organizations who deliver direct communication to patients through our solutions. As a result, we believe that our ability to increase total revenue per AHSC provides useful information to investors as an indicator of the long-term value of our solutions.

Additional Information
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Patient payment volume (in millions)	$1,128	$1,080	$4,873	$4,420
Payment facilitator volume percentage	84%	82%	83%	81%

The information above reflects our payment processing operations and does not reflect the operations acquired in the AccessOne Acquisition. As of January 31, 2026, AccessOne had a managed portfolio of cardholder receivables of approximately $419 million. For the fourth quarter of fiscal 2026, Access One’s business generated revenues equal to approximately 2.3% of the portfolio.
•Patient payment volume. We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients’ businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors.
•Payment facilitator volume percentage. We define payment facilitator volume percentage as the volume of credit and debit card patient payments that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing fees revenue. Our payment facilitator volume percentage could decline slightly over time should we increase our penetration of enterprise customers that are less likely to use Phreesia as a payment facilitator.